AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                         AND LETTER OF CREDIT FACILITY

         AGREEMENT made as of April 30, 1994 by and between Mestek, Inc., a Pennsylvania corporation having a principal place of business at 260 North Elm Street, Westfield, Massachusetts 01085 (hereinafter referred to as the "Borrower"), and BayBank, a Massachusetts chartered bank having a principal place of business at 7 New England Executive Park, Burlington, Massachusetts 01803 (hereinafter referred to as the "Bank") amends and restates in its entirety a Revolving Loan Agreement and Letter of Credit Facility dated December 31, 1991 as previously amended and restated.

         In consideration of the mutual covenants herein contained, it is agreed as follows:

         1.   DEFINITIONS AND ACCOUNTING TERMS.

              1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

              "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

              "Agreement"  means  this  Amended  and  Restated   Revolving  Loan
         Agreement and Letter of Credit Facility, as amended, supplemented, or modified from time to time.

              "Back-Up L/C Demand Note" shall have the -meaning assigned to such term in Section 2.14.

              "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Massachusetts are authorized or required to close under the laws of The Commonwealth of Massachusetts and, if the applicable day relates to a LIBOR Loan, LIBOR Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.



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              "Capitalization"  means,  as of  the  date  of  any  determination thereof, the sum of (i) Consolidated Funded Debt and (ii) consolidated Net Worth.


              "Capital Lease" or "Capitalized Lease" means any lease the obligation for rentals with respect to which have been or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

              "Capitalized Rentals" means, as of the date of any determination, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases of which the Borrower or any Subsidiary is a lessee would be reflected as a liability on the consolidated balance sheet of the borrower and its Subsidiaries.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations and published interpretations thereof.

              "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

              "Consolidated Current Assets" and "Consolidated Current Liabilities" means such assets and liabilities of the Borrower and its Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities respectively.

              "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                             (a) any  gains  or  losses  on the  sale  or  other
              disposition of investments or fixed-or ca-ital assets, and any taxes on such excluded gains and any tax deductions or credits on account of such excluded losses;

                             (b)    the proceeds of any life insurance policy;

                             (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                             (d) net  earnings  and  losses  of any  corporation
              (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

                             (e) net  earnings  and  losses  of any  corporation
              (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

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                             (f) net earnings of any business entity (other than
              a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings have been actually received by the Borrower or the Subsidiary in the form of cash distributions;

                             (g) any portion of the net earnings of any
              Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

                             (h) earnings resulting from any reappraisal,
              revaluation or write-up of assets;

                             (i) any deferred or other credit  representing  any
              excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                             (j) any gain arising from the acquisition of any
              Securities of the Borrower or any Subsidiary; and

                             (k) any reversal of any contingency reserve, except
              to the extent that provision for such contingency reserve shall have been made from income arising during such period.

              "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting (i) all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except capital stock (less treasury stock), surplus and retained earnings, deferred taxes and funded debt, and (ii) goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of the related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

              "Consolidated Net Worth" means, as of the date of any determination thereof, the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Borrower and its Subsidiaries after deducting Minority Interests to the extent included in the capital stock accounts of the Borrower, all as determined on a consolidated basis by the Borrower and its Subsidiaries.

              "Current Debt" of any person means all Indebtedness for money borrowed other than Funded Debt.

              "Default" means any of the events specified in section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

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              "Dollars" and the sign "$" mean lawful money of the United States of America.

              "ERISA" means the Employment Retirement, Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

              "Event of Default" means any of the events specified in section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Eurocurrency Reserve Requirement" means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves), if any, are required to be maintained during such interest Period under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against: (l) any category of liabilities that includes deposits by reference to which the LIBOR Interest Rate for LIBOR Loans is to be determined; or (2) any category of extension of credit or other assets that includes LIBOR Loans.

              "Funded Debt" of any Person means (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities; and (ii) all capitalized Rentals. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of such Funded Debt of the Borrower and its Subsidiaries on a consolidated basis eliminating intercompany items.

              "GAAP" means generally accepted accounting principles consistently applied, in accordance with financial reporting standards from time to time in effect among nationally recognized certified public accounting firms in the United States, including the statements and interpretations of the United States Financial Accounting Standards Board and any successor entity.

              "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender, or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) all guaranties of payment or performance of any obligations of others for borrowed money, or accrued as liabilities in accordance with GAAP, or as shown on Borrower's financial statements, and (v) Capitalized Rentals under any Capitalized Lease. For purpose of computing the "Indebtedness" of any Person there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

              "Insolvent" The Borrower, its Subsidiaries or any other person shall be considered to be "Insolvent" when any of the following events shall have occurred whereby the Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of ninety (90) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more.

              "Interest Charges" for any period means all interest (including the imputed interest factor in respect of Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of interest Charges on a proforma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the day of any determination.

              "Interest Period" means with respect to any LIBOR Loan, the period commencing on the Business Day such loan is made and ending, as the Borrower may select, pursuant to Section 2.2, on the corresponding day which is one month, two months, three months, four months, five months or six months thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:


                             (a) No Interest Period may extend beyond the
              Termination Date without prior approval by the Bank;

                             (b) If an Interest  Period  would end on a day that
              is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

              "Lending Office" means the Bank's office at 1500 Main Street, Springfield, Massachusetts 01115.


              "Letter of Credit" means any documentary, standby or other type of Letter of Credit issued by the Bank for the account of the Borrower or any Subsidiary as provided in Section 2.14 below.

              "Letter of Credit Facility" means the credit accommodation facility for the issuance of Letters of Credit being made available to the Borrower or any of its Subsidiaries pursuant to Section 2.14 below.

              "LIBOR Interest Rate" means, for each LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Bank to be equal to the quotient of (1) the London Interbank Offered Rate for such LIBOR Loan for such Interest Period divided by (2) one minus the Eurocurrency Reserve Requirement, if any, for such Interest Period.

              "LIBOR Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the LIBOR Interest Rate.

              "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

              "Loan" means a LIBOR or Prime Rate Revolving Line of Credit Loan or Loans or any outstanding reimbursement obligation under the Letter of Credit Facility as evidenced by the Back-Up L/C Demand Note or otherwise.

              "Loan Documents" means this Agreement, the Notes, and other documents related to the transactions discussed in this Agreement.

              "London Interbank Offered Rate" applicable to any Interest Period for a LIBOR Loan means the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted on the applicable page of the Daily Telerate Financing Reporting Service as the LIBOR Rate or Reuters LIBOR page (or, if such reporting services are no longer provided, at the LIBOR Rate published in comparable financial reporting services) offered for deposits in immediately available United States Dollars for a period of time comparable to the specified Interest Period, at 11:00 a.m. (London time) on the Business Day which is two Business Days preceding the first Business Day of the requested LIBOR Loan for such Interest Period.

              "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing minority interests in preferred stock.

              "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

              "Net Income Available for Fixed Charges" means, as of the date of any determination thereof, the sum of the following for the twelve (12) full consecutive calendar months immediately preceding such date of determination:

                             (a) Consolidated Net Income for such period; PLUS

                             (b) Income  taxes and excess  profit  taxes paid or
              accrued by the Borrower and its Subsidiaries on account of such Consolidated Net Income during such periods; PLUS

                             (c) The sum of (i)  Interest  Charges in respect of
              Consolidated Funded Debt during said period (whether or not paid or payable but only to the extent deducted in computing consolidated Net Income for such period) and (ii) the aggregate rentals paid by the Borrower and its subsidiaries under all leases (other than Capitalized Leases) during such period.

              "Notes" mean the Revolving Line of Credit Note, the Back-Up L/C Demand Note, and any other notes executed by the Borrower in favor of the Bank from time to time.

              "Note Agreement" means the Note Agreement dated as of July 1, 1987 between the Borrower and Massachusetts Mutual Life Insurance Company.

              "Obligation" and "Obligations, means any and all liabilities and obligations of the Borrower or any of its Subsidiaries to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes (i) obligations to perform acts and refrain from taking action as well as obligations to pay money, (ii) reimbursement obligations of the Borrower or any of its Subsidiaries pursuant to any documentation executed in conjunction with or related to the issuance by the Bank of any Letters of Credit, or (iii) guaranty obligations.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

              "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

              "Prime Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

              "Prime Rate" means that rate announced from time to time by the Bank as its Prime Rate, which rate-is not necessarily the lowest rate charged by the Bank to its customers.

              "Principal Office", means the Bank's office at 7 New England Executive Park, Burlington, Massachusetts.

              "Pro Forma Fixed Charges" shall mean as of the date of any determination thereof the sum of (i) Interest Charges in respect of Consolidated Funded Debt (other than Funded Debt then proposed to be retired) for the twelve full consecutive calendar months period immediately preceding such date of determination, plus (ii) Interest Charges on all Funded Debt then proposed to be issued for the twelve full consecutive calendar months after such date of determination, plus
         (iii) the maximum aggregate Rentals payable during any period of twelve full consecutive calendar months after such date of determination and prior to July 15, 1997 under all long-term Leases under which the Borrower or a Subsidiary is then lessee.

              "Prohibited  Transaction"  means  any  transaction  set  forth  in
         Section 406 of ERISA or Section 4975 of the Code.

              "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

              "Rentals" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage lease" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

              "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

              "Revolving Line of Credit Loan(s)" or "Revolving Credit Loan(s)" shall have the meaning assigned to such terms in Section 2.1.

              "Revolving Line of Credit Note" shall have the meaning assigned to such term in Section 2.1.

              "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  "Subsidiary(ies)" means, as to the Borrower, a corporation of which more than 80% (by number of votes) of shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower and/or by one or more Subsidiaries.

              "Termination Date" means April 30, 1995, but if the Revolving Line of Credit Loan is extended or renewed, at the Bank's discretion, the Termination Date shall that date set forth by the Bank as of the extension or renewal as the new Termination Date, or as otherwise determined by the Bank.

              1.2. "Accounting Terms". All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         2.   AMOUNT AND TERMS OF LOAN.

              2.1. Revolving Line of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to make loans (the "Revolving Line of Credit Loans") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed outstanding, at any time, Thirty Million Dollars ($30,000,000.00) (the "Commitment"). Each Revolving Line of Credit Loan which is a LIBOR Loan and which shall not utilize the Commitment in full shall be in an amount not less than Five Hundred Thousand Dollars ($500,000.00) or multiples of one Hundred Thousand Dollars ($100,000.00) thereabove. Prime Loans may be in any amount within the limits of the Commitment and within such limits, the Borrower may borrow, repay pursuant to Section 2.7, and reborrow under this Section 2.1. On such terms and conditions as are contained herein, the Loans may be outstanding as either Prime Loans or LIBOR Loans. Each type of Loan shall be made and maintained at the Bank's Lending Office for such type of Loan.

              2.2. Notice and Manner of Borrowing; Conversion and Renewals. The Borrower may elect from time to time to initiate a Loan, to convert all or a part of one type of Loan into another type of Loan or to renew all or part of a Loan by giving the Bank written, telefax or telegraphic notice (effective upon receipt) at least-one Business Day before the initiation of or conversion into a Prime Loan, or at least two (2) Business Days before the initiation of, conversion into or renewal of a LIBOR Loan, specifying (1) the initial, renewal or conversion date of the Loan; (2) the amount of the Loan to be provided, converted or renewed; (3) in the case of conversions, a specification that the Loan is to be converted from a Prime Loan to a LIBOR Loan or vice versa, as the case may be; and (4) in the case of initiations of, renewals of or a conversion into LIBOR Loans, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Loan outstanding after an initiation, a renewal or conversion shall be One Hundred Thousand Dollars ($100,000.00) in the case of Prime Loans, and Five Hundred Thousand Dollars ($500,000.00) or One Hundred Thousand Dollars ($100,000.00) multiples thereabove in the case of LIBOR Loans; and (b) LIBOR Loans can be renewed or converted only as of the last day of the Interest Period for such Loan. In the absence of Borrower specifying the type of loan, advances made pursuant to any cash management arrangement between the Bank and the Borrower will be made as Prime Loans.

              All notices given under this Section 2.2 shall be irrevocable and shall be given not later than 11:00 a.m(EST) on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Bank the notice as specified above for the renewal or conversion of a LIBOR Loan prior to the end of the Interest Period with respect thereto, such LIBOR Loan shall automatically be converted into a Prime Loan on the last day of the Interest Period for such Loan.

              2.3. Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Revolving Line of Credit Loans made under this Agreement at a rate per annum as follows:

                      (1)For a Prime Loan at a rate equal to the Prime Rate less three quarters of one percent (.75%);

                             (2) For a LIBOR  Loan at a rate  equal to the LIBOR
                      Interest Rate plus an amount expressed in terms of "basis points" or whole or fractional percentage points quoted by an authorized representative of the Bank, based upon the interest Period selected by the Borrower, the amount of the requested LIBOR Loan, the market conditions and the date of the request, and confirmed in writing to Borrower on the Business Day following Borrower's request for a LIBOR Loan or conversion to a LIBOR Loan.

              Any change in the interest rate based on the Prime Rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

              Interest on each Prime Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for any payment period. Interest on each LIBOR Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for the Interest Period.

              Interest on the Loans shall be paid in immediately available funds at the Principal office or the Lending office for the account of the applicable Lending office as follows:

                      (1) For each Prime  Loan,  on the first day of each month, commencing the first such day after such Loan and at maturity for such Loan, and

                             (2) For  each  LIBOR  Loan,  on the last day of the
              Interest Period with respect thereto and, in the case of an Interest Period greater than one month, at one month intervals after the first day of such Interest Period.

              Any  principal   amount  not  paid  when  due  (at  maturity,   by
         acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to:

                             (a) For each Prime Loan at a rate equal to the
              Prime Rate plus one percent (1%); and


                             (b) For  each  LIBOR  Loan at a rate  equal  to the
              LIBOR Interest rate plus three percent (3%) from the time of default in payment of principal until the end of the then current Interest Period therefor, and thereafter at a rate equal to the Prime Rate plus one percent (1%).

              2.4. The Revolving Line of Credit Note. All Revolving Line of Credit Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory Revolving Line of Credit Note of the Borrower in substantially the form of Exhibit A, duly completed, dated the date of this Agreement, and payable to the Bank, such Note to represent the obligation of the Borrower to repay the Revolving Line of Credit Loans. The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Note the amount and type of each Revolving Line of Credit Loan and each renewal, conversion, and payment of principal amount received by the Bank for the account of the applicable Lending Office on account of the Revolving Line of Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Line of Credit Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Revolving Line of Credit Loan or renewal, conversion, or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Line of Credit Note.

              On and after the Termination Date, the unpaid principal amount of the Revolving Line of Credit Note shall be repaid ON DEMAND.

              2.5. Cross Default. A material default in any of the terms and conditions of (i) any other obligation of the Borrower to the Bank (including, without limitation, any guaranty obligations or any reimbursement obligations arising out of the Letter of credit Facility), (ii) the obligations of the Borrower to Massachusetts Mutual Life Insurance Company (or any successor, assignee or transferee thereof) pursuant to the Note Agreement as the same may be amended, modified or substituted, shall constitute a default in the Revolving Line of Credit Note, the Back-Up L/C Demand Note and any other obligations of the Borrower to the Bank whether evidenced by notes or otherwise or (iii) the obligations of the Borrower under any
         Indebtedness to any other institutional lender shall constitute a default hereunder. A default in any of the terms and conditions of the Revolving Line of Credit Note, the Back-Up L/C Demand Note or the Letter of Credit Facility shall constitute a default of this Agreement and any default of this Agreement shall constitute a default of the Revolving Line of credit Note, the Back-Up L/C Demand Note and the Letter of Credit Facility.

              2.6. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower (i) to refinance or retire previously incurred debt, and (ii) for working capital and acquisition purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

              2.7. Method of Payment. The Borrower shall make each payment under this Agreement and under the Revolving Line of Credit Note not later than 1:00 p.m. (EST) on the date when due in lawful money of the United States to the Bank at its Principal office or Lending office for the account of the applicable Lending office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Revolving Line of Credit Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Revolving Line of Credit Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest except, in the case of a LIBOR Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day.

              2.8. Prepayment. The Borrower may, with respect to Prime Loans only, upon at least one (1) Business Day's notice to the Bank, prepay the Revolving Line of Credit Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid. LIBOR Loans may not be prepaid.

              2.9. Late Payment. Any payment on the Loans received more than fifteen (15) days after its due date shall be subject to an additional charge of five percent (5.00%) of the amount due.

              2.10. Illegality. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank (or its Lending office) to (1) maintain this credit facility, then upon notice to the Borrower by the Bank this credit facility shall terminate; or (2) maintain or fund LIBOR Loans, then upon notice to the Borrower by the Bank the outstanding principal amount of the LIBOR Loans, together with interest accrued thereon, and any other amounts payable to the Bank under this Agreement shall be repaid or converted to a Prime Loan (a) immediately upon demand of the Bank if such change or compliance with such request, in the judgment of the Bank, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

              2.11. Disaster. Notwithstanding anything to the contrary herein, if the Bank determines (which determination shall be conclusive) that:

                             (1) Quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a LIBOR Loan as provided in this Agreement; or
                             (2) The relevant  rates of interest  referred to in
              the definition of LIBOR Interest Rate, upon the basis of which the rate of interest for any such type of loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such type of Loans;

         then the Bank shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Bank to make LIBOR Loans shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full, or convert to a Prime Loan in full, the then outstanding principal amount of each LIBOR Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan.

              2.12. Additional Costs; Regulatory Changes; Capital Adequacy. The Borrower shall pay to the Bank from time to time such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any Loans hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Revolving Line of Credit Note in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"); which (1) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Line of Credit Note in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank or of its Lending Office for any of such Loans by the jurisdiction where the Principal office or such Lending office is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of LIBOR Interest Rate); or (3) requires an increase in the amount of capital required or expected to be maintained by the Bank or any entity controlling the Bank, or (4) imposes any other condition affecting this Agreement or the Revolving Line of Credit Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The provisions of this Section
         2.12 however shall not be applied retrospectively or during any LIBOR Interest Period in effect when a Regulatory Change resulting in Additional costs occurs.

              Determinations by the Bank for purposes of this Section 2.12 of the effect of any Regulatory Change on its costs of making or maintaining Loans after the date of notification of such Regulatory Change by the Bank to the Borrower or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

              2.13. Funding Loss Indemnification. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of:

                      (1) Any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan including, but not limited to, acceleration of the Loans by the Bank pursuant to Section 9; or

              (2) Any failure by the Borrower to borrow or convert, as the case may be, a LIBOR Loan on the date for borrowing or conversion, as the case may be, specified in the relevant notice provision under Sections 2.2.

              2.14. Letter of Credit Facility. So long as no Default hereunder has occurred, the Bank shall make available to the Borrower and its Subsidiaries a credit facility (the "Letter of Credit Facility") whereby the Bank will issue up to an aggregate of Eight Million Dollars ($8,000,0000.00) of letters of credit (a "Letter of Credit") for the

         Borrower's or one of its Subsidiaries' account with an expiration date on any specific Letter of Credit no later than the Termination Date, unless the Bank chooses to issue a Letter of Credit to expire after the Termination Date. The individual Letters of Credit shall be issued in accordance with the Bank's customary practices at the time of issuance, utilizing documentation prevailing at such times and, if drawn upon, amounts paid thereon will be repaid upon demand by the Borrower (and, if applicable, its Subsidiary for whose account the Letter of Credit was issued) in full reimbursement to the Bank of all such amounts drawn upon under any or all Letters of Credit, pursuant hereto, or to such additional reimbursement obligations as may be contained in any documentation executed by the Borrower in conjunction with the issuance of such Letter(s) of Credit.

              To the extent repayment of such amounts as are reimbursable to the Bank for such drawings against Letters of Credit is not immediately made, and to the extent there is availability sufficient under the Commitment, the amount of such drawings shall be charged as Revolving Line of Credit Loans. To the extent there is insufficient availability under the Commitment, the reimbursement obligations resulting from such drawings shall be evidenced by and subject to the terms of s single, master back-up demand note (the "Back-Up L/C Demand Note") in the form attached hereto as Exhibit "B".

              This Letter of Credit Facility will be made available to those Subsidiaries of Borrower listed in the attached Exhibit "C" as well as to Borrower and Borrower's reimbursement obligations described herein shall apply regardless of whether Borrower or one of its Subsidiaries is the account party of a particular Letter of Credit.

              2.15.  Letter  of  Credit  Fees.  Whenever  a Letter  of Credit is
         issued, extended or renewed for the Borrower's (or one of its Subsidiaries') account, a per annum fee of three quarters of one percent (.75%) of the face amount of the Letter of Credit shall be charged (the "Letter of Credit Fee") together with an issuance, extension or renewal fee of Two Hundred Dollars ($200.00) covering document preparation costs. An amendment fee of Forty Dollars ($40.00) per amendment and a drawing fee equal to the greater of (i) one eighth of one percent (.125%) of the amount drawn or (ii) Seventy Five Dollars ($75.00), payable if a draw occurs, constitute additional fees associated with the Letter of Credit. If a Letter of Credit is returned to the Bank prior to twelve (12) months from its date of issue, the Bank will refund to the Borrower the pro rata portion of the Letter of Credit Fee for that period of time during which the Letter of Credit is no longer in effect.

                  2.16. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Bank except to the extent otherwise provided herein, in any Letter of Credit or in any other credit document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                           (a) Neither the Borrower nor any beneficiary of any
                  Letter of Credit shall be deemed an agent of the Bank.

                           (b) With  respect to each  Letter of Credit,  neither
                  the Bank nor its correspondents shall be responsible for or shall have any duty to ascertain:

                                    (i)     the genuineness of any signature;

                                    (ii)    the validity, form, sufficiency,
                           accuracy, genuineness or legal effect of any endorsements;

                                    (iii)  delay in giving,  or failure to give,
                           notice of arrival, notice of refusal of documents or of discrepancies in respect of which the Bank refuses the documents or any other notice, demand or protest;

                                    (iv)    the performance by any beneficiary
                           under any Letter of Credit of such beneficiary's obligations to the Borrower;

                                    (v)     inaccuracy in any notice received by
                           the Bank;

                                    (vi)  the   validity,   form,   sufficiency,
                           accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of same; or

                                    (vii) failure of any  instrument to bear any
                           reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit;

                           (c) the  occurrence of any of the events  referred to
                  in the Uniform Customs and Practice or in the preceding clauses of this Section 2.16 shall not affect or prevent the vesting of any of the Bank's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                           (d) The  Borrower  will  promptly  examine  (i)  each
                  Letter of Credit (and any amendments thereof) sent to it by the Bank and (ii) all instruments and documents delivered to it from time to time by the Bank. The Borrower will notify the Bank of any claim of noncompliance by notice actually received within three Business Days after receipt of any of the foregoing documents, the Borrower being conclusively deemed to have waived any such claims against the Bank and its correspondents unless such notice is given. The Bank shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Borrower.

                                    (e) In the event of any conflict between the
                  provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

                  2.17. Subrogation. Upon any payment by the Bank under any Letter of Credit and until the reimbursement of the Bank by the Borrower (and appropriate Subsidiary) with respect to such payment, the Bank shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Bank. The Borrower will use all commercially reasonable efforts to take such action as the Bank may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Bank may reasonably request, to assure and confirm to the Bank such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable,-,inventory and other properties and assets of any obligor.

         3. CONDITIONS PRECEDENT. The obligation of the Bank to make a Revolving Line of Credit Loan or issue a Letter of Credit shall be subject to the condition precedent that the Bank shall have received on or before the day of such transaction each of the following, in form and substance satisfactory to the Bank and its counsel:

              3.1.Execution of Notes.  The Notes duly executed by the Borrower.

              3.2.Evidence of Borrower's Authority and Incumbency of Representatives. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement together with a certificate (dated as of the date of this Agreement) of the Clerk or Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement.

              3.3.Opinion. A favorable opinion of counsel for the Borrower, dated the date of the Loan, in such form as is acceptable to the Bank and as to such other matters as the Bank may reasonable request.

              3.4.Officer's Certificate, etc. The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of the Loan stating that:

                           (a) The representations  and warranties  contained in
              Section 5 of this Agreement are correct on and as of the date of the Loan as though made on and as of such date; and

                           (b) No Default or Event of Default has  occurred  and
              is continuing, or would result from the making of the Loan.

              3.5. Other Related Documents. The Bank shall have received such other approvals, opinions, certificates or documents as the Bank may reasonably request.

         4.   PROMISE TO PAY.  Borrower promises to pay:

              4.1.Obligations. All Obligations of the Borrower to the Bank, including, but not limited to, the Obligations evidenced by the Notes of even date with interest at the rate set forth or in the manner determined in accordance with this Agreement and the Notes.

              4.2.Taxes. Any and all taxes, charges and expenses of every kind or description which are the binding and legal obligations of the Borrower, paid or incurred by the Bank (after notice to the Borrower) with respect to the loans or financial accommodations made or the collection or realization upon the same, together with interest thereon at the highest rate specified in Section 2.3 above.

         5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Bank to enter into this Agreement, the Borrower represents and warrants as follows:

              5.1.Corporate Existence; Authority; Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The commonwealth of Pennsylvania. Borrower has full corporate power to own its properties and conduct its business as now conducted, and to enter into and perform this Agreement. Borrower is in good standing in each jurisdiction in which the failure to qualify would have a material, adverse effect upon its financial condition, business or properties. The execution and delivery of this Agreement, the Note and all related documents has been duly authorized and evidence valid and binding obligations of the Borrower.

              5.2.Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

              5.3.Financial Statements. The balance sheet of the Borrower and any of its Subsidiaries and the related statements of income and retained earnings and cash flow of the Borrower and any of its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with any interim financial statements of the Borrower and any of its Subsidiaries, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and any of its Subsidiaries as at such dates and the results of the operations of the Borrower and any of its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary since the presentation to the Bank of the most recently dated financial statements, nor are there any liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

              5.4.Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower or such subsidiary.

              5.5.Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement, or to any lease or o:,her agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

              5.6.Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

              5.7.No Defaults. The Borrower and each of its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with-respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or Federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

              5.8. Subsidiaries. Set forth in Exhibit 'C' is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each. All of the outstanding capital stock of any Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

              5.9.ERISA. The Borrower and each of its Subsidiaries are to the best of its knowledge in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

              5.10. Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and any of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

              5.11. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (Federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties unless such taxes are being contested in good faith by appropriate action with adequate reserves established on Borrower's financial statements.

              5.12. Debt. Set forth in the financial statements referred to in this Agreement, to the extent required by GAAP, is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such financial statements.

              5.13.  Environment.  To the  best  of  Borrower's  knowledge,  the
         Borrower and each of its Subsidiaries have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all Federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and any Subsidiary have been issued and will maintain all required Federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) Other environmental, health, or safety matters. Neither the Borrower nor any Subsidiary has received notice of, nor knows of, or suspects, facts which might constitute any violations of any Federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or
         (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Borrower and any of its Subsidiaries are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Borrower nor any of its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

         6. AFFIRMATIVE COVENANTS. So long as any Loan shall re-main unpaid or any credit accommodation or commitment remains in effect hereunder, the Borrower will:

              6.1.Maintenance of Existence. Except as otherwise permitted herein, preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause any Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

              6.2.Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and any of its Subsidiaries.

              6.3.Maintenance of Properties. Maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

              6.4.Conduct of Business. Except as otherwise permitted herein, continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.







              6.5.Maintenance of Insurance. Maintain and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

              6.6.Compliance With Laws. Promptly pay and discharge and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower or such Subsidiary; provided the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary, and (ii) the Borrower or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the occupational Safety and Heath Act of 1970, ERISA, the Americans with Disabilities Act and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower and its Subsidiaries or would result in any lien or charge upon any property of the Borrower or any Subsidiary.

              6.7.Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

              6.8.Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except such assessments as are being contested in good faith, against which adequate reserves have been established; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

              6.9.Place of Business. Promptly notify the Bank in writing of any addition to, change in, or discontinuance of its place of business as shown in this subsection. The Borrower has its chief executive office and principal place of business only at 260 North Elm Street, Westfield, Massachusetts.

              6.10. Principal Depositary. conduct its principal banking business with the Bank, including maintaining the Bank as its principal depository for its funds, including deposits for payroll taxes and income taxes, savings, certificates of deposit, general demand deposit account, and such other accounts as may be permitted.

         7. NEGATIVE COVENANTS. So long as any Loan shall remain unpaid or any credit accommodation or commitment remains in effect hereunder, neither the Borrower nor any Subsidiary will:

              7.1.Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                               7.1.1.   Liens in favor of the Bank;

                               7.1.2. Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                               7.1.3. Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than fifteen (15) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                               7.1.4.  Liens under workers' compensation,
              unemployment insurance, Social Security, or similar legislation;

                               7.1.5. Liens,  deposits, or pledges to secure the
              performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;




                               7.1.6. Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                               7.1.7. Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

                               7.1.8. Liens securing obligations of a Subsidiary
              to the Borrower or another Subsidiary.

         7.2. Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Indebtedness, except:

                               7.2.1. Indebtedness of the Borrower under this
              Agreement or the Note;

                               7.2.2. Indebtedness of up to Forty Million
              Dollars ($40,000,000) excluding current liabilities except for the current portion of long-term debt, and other than Indebtedness to the Bank;

                               7.2.3. Indebtedness of the Borrower subordinated
              on terms satisfactory to the Bank to the Borrower's obligations under this Agreement and the Note; and

                               7.2.4. Accounts payable to trade creditors for goods or services which are not aged more than one hundred and twenty (120) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past plus, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

                               7.2.5. Indebtedness which Borrower assumes or which is otherwise includable as a liability on its financial statements pursuant or by reason of any merger, stock acquisition or asset acquisition otherwise permitted hereby.

         7.3. Mergers, etc.

                           (a)(i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of the assets of the Borrower and its Subsidiaries, provided, however that:

                           (1) any subsidiary  may merge or consolidate  with or
                  into the Borrower or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                               (2) the  Borrower may  consolidate  or merge with
                  any other corporation if (i) the Borrower shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving affect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger the Borrower would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 5.8(a)(3) of the Note agreement; and

                               (3) any Subsidiary  may sell,  lease or otherwise
                  dispose of all or any substantial part of its assets to the Borrower or any wholly-owned Subsidiary.

                      (b) permit any Subsidiary to issue or sell any shares of stock of any class (including as 'stock" for the purpose of this
         Section 7.3 any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable to or convertible into stock) of such Subsidiary to any Person other than the Borrower or a wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Subsidiary whereby the Borrower and/or such Subsidiary maintain their proportionate interest in such subsidiary.
                      (c) sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualifying directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, without the consent of the Bank, which will not be unreasonably withheld or delayed unless:

                                    (1) simultaneously with such sale, transfer,
                      or disposition, all shares of stock and all Indebtedness of such subsidiary at the time owned by the Borrower and by any other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (2) the Board of Directors of the Borrower shall have
                      determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the beat interest of the Borrower;

                           (3) such stock and indebtedness is sold, transferred
                      or otherwise disposed to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (4) the subsidiary being disposed of shall not have
                      any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and



                           (5) such sale or other disposition  does not  involve
                      a substantial part (as hereinafter defined) of the assets of the Borrower and its Subsidiaries.

                      As used in this Section 7.3 a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries only if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its subsidiaries (other than in the ordinary course of business) during the same fiscal year, exceeds 20% of the Consolidated Net Tangible Assets of the its subsidiaries determined as of the and of Borrower and sales or other the immediate preceding fiscal year. Sales or other realization on (i) delinquent receivables and (ii) land held for investment purposes as of the date of this Agreement shall not be included in any computation of sales or other dispositions hereunder.

              7.4.Leases.

                      (a) become obligated, as lessee, under any long-term Lease unless at the time of entering into any such long-term Lease and after gibing effect thereto, the average of the Net Income Available for Fixed Charges for any two of the three immediately preceding fiscal years shall have been at least 250% of the average of the Pro Forma Fixed Charges for such two fiscal years and Net Income Available for Fixed Charges for such two fiscal years and Net Income Available for Fixed Charges for the immediately preceding fiscal year shall have been at least 250% of Pro Forma Fixed Charges for such fiscal year.

                           (b) enter into any  arrangement  whereby the Borrower
              or any Subsidiary shall sell or transfer any property owned by the Borrower or any Subsidiary to any Person other than the Borrower or a Subsidiary and thereupon the Borrower or Subsidiary shall lease or intend to lease, as lessee, the same or substantially the same property.

              7.5 No Loan or Investments. Except as permitted herein make any loan to or investments in any in individual or entity, other than in normal course of business without the prior approval of the Bank, which will not be unreasonably withheld.

              7.6.Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services of any person, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any such Person again loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or guaranties for the benefit of the Bank.



                      7.7. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                      7.8.   Dividends.

                               (a) declare or pay any dividends,  either in cash
                  or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or
                               (b) directly or  indirectly,  or through any
                  Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                                (c) make any other payment or distribution,
                  either directly or indirectly or through any Subsidiary, in respect of its capital stock;

         (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1990 to and including the date of the making of the Restricted Payment in question, would exceed 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

                                 (d) declare any dividend which constitutes a
                  Restricted Payment payable   more  than   sixty  (60)  days
                  after  the  date  of declaration thereof.

         For the purposes of this Section 7.8 the amount of any Restricted Payment declared, paid or distributed in property of the Borrower shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

     8. FINANCIAL COVENANTS. The following financial covenants may, at the Bank's discretion, be altered, amended, or revised, prior to the
     Termination Date, to reflect or address changes in Borrower's Capitalization and capital structure, including its Funded Debt, or changes in the terms of the Note Agreement with Massachusetts Mutual Life Insurance Company. So long as any Loan shall remain unpaid or any credit accommodation or commitment remains in effect hereunder:

              8.1.Reporting Requirements. The Borrower and any of its Subsidiaries will furnish to the Bank:

              8.1.1. Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period

             (except the last) of each fiscal year, duplicate copies of:

                               (1) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

                               (2) consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and in each case  setting  forth in  comparative
                      form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Borrower and its subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

                               (3) consolidated and consolidating statements of cash flow of the Borrower and its Subsidiaries of the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower.

                               8.1.2. Annual Statements.  As soon as available
              and in any event within 105 days after the close of each fiscal year of the Borrower, duplicate copies of:

                                   (1) consolidated balance sheets of the
                      Borrower and its Subsidiaries as of the close of such fiscal year, and

                                   (2) consolidated statements of income and
                      retained earnings and cash flow of the Borrower and its Subsidiaries for such fiscal year,

                      in  each  case  setting  forth  in  comparative  form  the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Borrower and its subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and


                              (3) a consolidating statement of the Borrower and its Subsidiaries prepared by the Borrower in support of the consolidated statements referred to in clauses (1) and
                      (2) above.

              The financial statements delivered pursuant to paragraphs (a) and (b) above shall set forth the amounts charged in each of the periods involved for depreciation, interest expense and Rentals payable under long-term Leases;

                           8.1.3. Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any subsidiary;

                           8.1.4. SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange commission or any successor agency, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;

                           8.1.5. Requested Information. with reasonable
              promptness, such other data and information as the Bank may reasonably request;

                           8.1.6. Officers' Certificates. Within the periods
              provided in Sections 8.1.1 and 8.1.2 above, a certificate of an authorized financial officer of the Borrower stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Section 8.2.1 through 8.2.4, inclusive, at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;

                               8.1.7. Accountant's Certificates. Within the period provided in Sections 8.1.2 above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                               8.1.8. Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

                               8.1.9. Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                               8.1.10.  ERISA Reports. As soon as possible,  and
              in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the Receipt of notice concerning the imposition of withdrawal liability (in excess of $10,000.00 with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

                               8.1.11. Reports to other creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section; and

                               8.1.12. Proxy statements, etc.  Promptly after
              the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders.

                  8.2.Financial Covenants. For purposes of the following financial covenants the Borrower and its Subsidiaries shall be treated on a consolidated basis, and all ratios, except as otherwise specified, will be tested on a quarterly basis:

                               8.2.1. Debt to Net Worth; Leverage Ratio.  The
              ratio of the Borrower's total Indebtedness and all other liabilities to its tangible Consolidated Net Worth shall be maintained at or less than 3.00 to 1.00:

                               8.2.2. Current Ratio.  The ratio of combined
              tangible Consolidated Current Assets of the Borrower to the combined Current Liabilities of the Borrower shall at all times be not less than 1.40 to 1.00.

                               8.2.3. Minimum Consolidated Net Worth.  At all
              times the Borrower will maintain consolidated Net Worth at an amount not less than $60,000,000.00.

                               8.2.4. Working Capital.  At all times Borrower's
              Consolidated Current Assets shall exceed its Consolidated Current Liabilities by $25,000,000.00.

     9.  EVENTS OF DEFAULT.  If any of the following events shall occur:

              9.1.The Borrower shall fail to pay the principal of, or interest on, the Notes or any other payment obligations of Borrower to the Bank, or any amount of a commitment or other fee, as and when due and payable;

              9.2. Any representation or warranty made or deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

                  9.3.The Borrower shall fail, after thirty (30) days of notice thereof, to perform or observe any term, covenant, or agreement contained herein (other than failure under Section 9.1 or 9.2 above for which no notice is required);

                  9.4. Dissolution, merger or consolidation of the Borrower (other than as permitted in this Agreement);

                  9.5.The Borrower or any of its Subsidiaries shall, after the expiration of any applicable notice-Dr grace periods, (a) fail to pay any Indebtedness for borrowed money to Persons other than the Bank, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
         (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  9.6.The Borrower or any of its Subsidiaries shall become Insolvent;

                  9.7.One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of ninety (90) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                  9.8.This Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under this Agreement;

                  9.9.Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed One Hundred Thousand Dollars ($100,000.00);

     then, and in any such event, the Bank may, notwithstanding any time or credit allowed by any instrument evidencing a liability, without notice or demand (i) refuse to make any additional advances or Loans, and/or (ii) declare the outstanding Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice, to exercise any or all of its rights and remedies provided in this Agreement or otherwise permitted by law, including all rights of set-off.

     10. DEPOSITS. Any and all deposits or other sums at any time credited by or due from the Bank to Borrower, and any securities or other property of Borrower being held by the Bank or on account of Borrower, may at all times be held and treated as collateral for any and all obligations of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to) become due, now existing or hereafter arising. The Bank may apply or set-off such deposits or other sums against any obligations at any time, whether or not said obligations or other security held by the Bank is considered by the Bank to be adequate. The Bank, on or after an Event of Default, may sell any such securities or other property held as collateral for the repayment or performance of such obligations in a commercially reasonable manner.

     11. WAIVERS. The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, or any action taken in reliance hereon, and all other demands and notice of any description. With respect to liabilities, the Borrower assents to any extension or postponement of the time of payment or any other indulgence to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement thereof, all in such manner and at such time ox- times as the Bank may deem advisable. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

     12. MISCELLANEOUS

              12.1. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              12.2. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address at 260 North Elm Street, Westfield, Massachusetts 01085, Attention: John E. Reed, Chairman, and if to the Bank, at its address at 1500 Main Street, Springfield, Massachusetts 01115, Attention:
     M. Dale Janes, Executive Vice President; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively, addressed as aforesaid.

              12.3. Survival. All representations, warranties, covenants, and agreements contained herein shall survive the execution and delivery of this Agreement, the Note and any other agreements or documents required for this transaction.

              12.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

              12.5. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all costs and expenses, incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agree to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

              12.6. Integration. Except as provided in Section 12.12, this Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

              12.7. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or thereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and any of its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

              12.8. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

              12.9. Severability of Provision. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

              12.10. Captions, Counterparts and Modifications. The captions of this Agreement are for convenience only and shall not affect the construction hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but may not be terminated or modified orally.

              12.11. Jury Trial Waiver. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.



         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals to this Agreement the day and year first above written.


     In the presence of:




                                                    Mestek, Inc.





     ______________________________                          By /s/ John E. Reed
                                                                   Its President

                                                    BayBank





     ______________________________                 By /s/ M. Dale Janes
                                                    Its Executive Vice President